Exhibit 10.2

OPERATING AGREEMENT

This Operating Agreement (this “Agreement”) is dated May 15, 2012, and is entered into in Hangzhou City, People’s Republic of China (“PRC” or “China”) by and among Zhejiang Jiuxin Investment Management Co., Ltd (“Party A”) and Zhejiang Jiuying Grand Pharmacy Co., Ltd.  (“Party B”), the individual shareholders collectively holding 51% of the issued and outstanding equity interests of Party B (i.e. LIU Lei, JIN Chong’an and QI Li, each as a “Individual Shareholder” and collectively as “Party C”), and Zhejiang Shouantang Medical Technology Co., Ltd (“Party D”).  Party A, Party B, Party C and Party D are each referred to in this Agreement as a “Party” and collectively as the “Parties.” Party D is made a party hereto for the sole purpose of acknowledging this Agreement.

RECITALS

1.           Party A, a company incorporated in the PRC as a foreign invested enterprise, specializes in enterprise management and consultation;

2.           Party B is engaged in retail of prescription and non-prescription drugs including traditional Chinese medicinal materials, Chinese prepared medicines, cut crude drugs, pharmaceutical chemicals, antibiotics, biochemical drugs, and biological products; retail of pre-packaged food and dairy products (including  milk-based powdered infant formulas)  and retail of general merchandise (collectively the “Business”);

3.           Party A owns 10% of the equity interests of Party B;

4.           Party C collectively own 51% of the equity interests of Party B, in which LIU Lei holds 19.89% of the equity interests of Party B, JIN Chong’an holds 15.81% of the equity interests of Party B and QI Li holds 15.3% of the interests of Party B.;

5.           Party D owns 39% of the equity interests of Party B;

6.           Party A has established a business relationship with Party B pursuant to that certain Consulting Services Agreement dated May 15, 2012 (hereinafter “Consulting Services Agreement”);

7.           Pursuant to that certain Consulting Services Agreement, Party B is obligated to make regular payments of consulting services fee to Party A during the term of the Consulting Services Agreement.  However, no payment has yet been made, and Party B’s daily operation has a material effect on its ability to make such payments to Party A; and

8.           The Parties are entering into this Agreement to clarify certain matters in connection with Party B’s operations in order to ensure Party B’s ability to meet its obligations under the Consulting Services Agreement, including payment of consulting services fee.

NOW THEREFORE, all Parties of this Agreement hereby agree as follows through negotiations:

1.           Party A agrees, subject to Party B’s agreement to relevant provisions of this Agreement, to be Party B’s guarantor in connection with the contracts, agreements and transactions executed between Party B and any third party, and to provide full guarantee for the performance of such contracts, agreements or transactions by Party B.  Party B agrees, as a counter-guarantee, to pledge all of its relevant assets, including accounts receivable, to Party A.  Pursuant to such guarantee arrangement, Party A may, pursuant to Section 5, enter into written guarantee agreements with Party B’s counter-parties to assume guarantor liability, upon which Party B and Party C shall take all necessary actions (including, but not limited to, executing relevant documents and commencing relevant registrations) to carry out the counter-guarantee arrangements to be provided to Party A.

2.           In consideration of Section 1 herein and to ensure the performance of the various arrangements between Party A and Party B, including related payment obligations of Party B to Party A, Party B and Party C hereby jointly agree that Party B shall not, without the prior written consent of Party A, conduct any transactions which may materially affect the assets, obligations, rights or the operations of Party B (excluding proceeding with Party B’s normal business operation and the lien obtained by relevant counter parties due to such proceedings).  Such transactions shall include, without limitation the following:

              2.1           To borrow money from any third party or assume any debt;

              2.2           To sell or acquire from any third party any asset or right, including, but not limited to, any intellectual property rights;

Operating Agreement

              2.3           To provide any guarantees to any third parties using its assets or intellectual property rights; or

              2.4           To assign to any third party its business agreements.

3.           In order to further ensure Party B’s performance of the various arrangements between Party A and Party B, including related payment obligations of Party B to Party A, Party B and Party C hereby jointly agree to accept the corporate policies provided by Party A in connection with Party B’s daily operations, financial management and the employment and dismissal of Party B’s employees.

4.           Party B and Party C hereby jointly agree that Party C shall appoint such individuals as recommended by Party A to be Directors of Party B, and shall appoint members of Party A’s senior management as Party B’s General Manager, Chief Financial Officer, and other senior officers.  If any member of such senior management leaves or is dismissed by Party A, he or she will lose the qualification to take any other position with Party B, and Party B shall appoint another member of Party A’s senior management as recommended by Party A to take such position.  The person recommended by Party A in accordance with this section shall have the qualifications necessary to be a Director, General Manager, Chief Financial Officer, and/or other relevant senior officers pursuant to applicable laws.

5.           Party B and Party C, hereby jointly agree and confirm that Party B shall first seek guarantee from Party A if Party B requires any guarantee for its performance of any contract or loan in the course of its business operation.  Under such circumstances, Party A shall have the right, but not the obligation, to provide the appropriate guarantee to Party B at its sole discretion.  If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party B immediately and Party B shall seek a guarantee from other third party.

6.           In the event that any of the agreements between Party A and Party B terminates or expires, Party A shall have the right, but not the obligation, to terminate all agreements between Party A and Party B, including, but not limited to, the Consulting Services Agreement.

7.           Any amendment to this Agreement shall be made in writing.  The amendments duly executed by all Parties shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

Operating Agreement

8.           If any provision or provisions of this Agreement shall be held to be invalid, illegal, unenforceable or in conflict with the laws and regulations of the jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.           Party B and Party C shall not assign its rights and obligations under this Agreement to any third party without the prior written consent of Party A.  Party B and Party C hereby agree that Party A may assign its rights and obligations under this Agreement if necessary and such transfer shall only be subject to a written notice sent to Party B and Party C by Party A, and no any further consent from Party B or Party C will be required.

10.         The Parties hereby acknowledge and ensure the confidentiality of all oral and written materials exchanged relating to this Agreement.  No Party shall disclose the confidential information to any other third party without the other Party’s prior written approval, unless: (a) it was in the public domain at the time it was communicated (unless it entered the public domain without the authorization of the disclosing Party); (b) the disclosure was in response to the relevant laws, regulations, or stock exchange rules; or (c) the disclosure was required by any of the Party’s legal counsel or financial consultant for the purpose of the transaction of this Agreement.  However, such legal counsel and/or financial consultant shall also comply with the confidentiality as stated hereof.  The disclosure of confidential information by employees or hired institutions of any Party is deemed to be an act of such Party, and such Party shall bear all liabilities of the breach of confidentiality.  If any provision of this Agreement is found by a proper authority to be unenforceable or invalid, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole.

11.         This Agreement shall be governed and construed in accordance with PRC law.

12.         Arbitration.  Any dispute arising from, out of or in connection with this Agreement shall be settled through amicable negotiations between the Parties.  Such negotiations shall begin immediately after one Party has delivered to the other Party a written request for such negotiation.  If, within ninety (90) days following the date of such notice, the dispute cannot be settled through negotiations, the dispute shall, upon the request of either Party with notice to the other Party, be submitted to arbitration in China under the auspices of China International Economic and Trade Arbitration Commission (the “CIETAC”).  The Parties shall jointly appoint a qualified interpreter for the arbitration proceeding and shall be responsible for sharing in equal portions the expenses incurred by such appointment.  The arbitration proceeding shall take place in Shanghai, China.  The outcome of the arbitration shall be final and binding and enforceable upon the Parties.

Operating Agreement

              12.1           Arbitration Language and Rules.  Unless otherwise provided by the arbitration rules of CIETAC, the arbitration proceeding shall be conducted in English. The arbitration tribunal shall be formed pursuant to the arbitration rules of CIETAC. Party B, Party C and Party D shall be deemed as one party in arbitration proceedings for purpose of the arbitration under this Agreement. The arbitration tribunal shall apply the arbitration rules of the CIETAC in effect on the date of execution of this Agreement.  However, if such rules are in conflict with the provisions of this clause, or with Section 12 of this Agreement, then the terms of Section 12 of this Agreement shall prevail.

              12.2           Cooperation; Disclosure. Each Party shall cooperate with the other Party in making full disclosure of and providing complete access to all information and documents requested by the other Party in connection with such proceedings, subject only to any confidentiality obligations binding on such Parties.

              12.3           Jurisdiction. Judgment or award rendered by the arbitration may be entered into by any court having jurisdiction, or application may be made to such court for a judicial recognition of the judgment or any order of enforcement thereof.

13.         This Agreement shall be executed by a duly authorized representative of each Party as of the date first written above and becomes effective simultaneously.

14.         The Parties confirm that this Agreement shall constitute the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous verbal and written agreements and understandings.

15.         TERM AND TERMINATION

              15.1           This Agreement shall take effect on the date of execution of this agreement and shall remain in full force and effect for the maximum period of time permitted by law unless sooner terminated pursuant to Clause 15.2.

              15.2           This Agreement shall remain in full force and effect for the maximum period of time permitted by law. The phrase “maximum period of time permitted by law” shall mean the time period from the execution date of this agreement to the last date of Party B’s operation term set forth in its business license. If Party B’s operation term is extendible, Party B shall use its best efforts to renew its business license and extend its operation term until and unless otherwise instructed in Party A’s prior written notice. When Party B’s operation term is extended, such time period shall be automatically extended to the last date of Party B’s extended operation term as set forth in its new business license. Notwithstanding the foregoing stipulation, Party A shall have the right to terminate this Agreement at any time by giving a thirty (30) day prior written notice to other Parties. During the effective term of this Agreement, any Party except Party A shall have no right to terminate this Agreement.

Operating Agreement

              15.3           Party A shall have no liability to the other Party for indemnity, compensation or damages arising solely from the exercise of such termination right when Party A elects to terminate this Agreement pursuant to Clause 15.2.  The expiration or termination of this Agreement shall not affect the continuing liability of Party B to pay any Consulting Services Fees already accrued or due and payable to Party A.  Upon expiration or termination of this Agreement, all amounts then due and unpaid to Party A by Party B hereunder, as well as all other amounts accrued but not yet payable to Party A by Party B, shall hereby become due and payable by Party B to Party A.

16.         This Agreement has been executed in seven (7) duplicate originals in both English and Chinese.  Each Party has received one (1) original, and all originals shall be equally valid.

[SIGNATURE PAGE FOLLOWS]

Operating Agreement

[SIGNATURE PAGE]

IN WITNESS WHEREOF this Agreement is duly executed by each Party or its legal representatives.

PARTY A:	Zhejiang Jiuxin Investment Management Co., Ltd. Legal/Authorized Representative: /s/ LIU Lei Name: LIU Lei Title: Executive Director

PARTY B:	Zhejiang Jiuying Grand Pharmacy Co., Ltd. Legal/Authorized Representative: /s/ LIU Lei Name: LIU Lei Title: Executive Director

Operating Agreement

SIGNATURE PAGE FOR PARTY C

Party C.

/s/ LIU Lei
LIU Lei

Owns 19.89% of Zhejiang Jiuying Grand Pharmacy Co., Ltd.
ID Card No.: 330107196310260910

/s/ JIN Chong’an
JIN Chong’an

Owns 15.81% of Zhejiang Jiuying Grand Pharmacy Co., Ltd.
ID Card No.: 440102196306183258

/s/ QI Li
QI Li

Owns 15.3% of Zhejiang Jiuying Grand Pharmacy Co., Ltd.
ID Card No.: 330106197205090081

Operating Agreement

SIGNATURE PAGE FOR PARTY D

Zhejiang Shouantang Medical Technology Co., Ltd.
Owns 39% of Zhejiang Jiuying Grand Pharmacy Co., Ltd.

Legal/Authorized Representative: /s/ LIU Lei
Name:  LIU Lei
Title:    Executive Director

Operating Agreement